Exhibit 10.1
NON-DIRECTOR FORM
STOCK OPTION AGREEMENT
This Agreement is dated as of [Date] and is entered into by and between Westwood One, Inc. (“Westwood” or “Company”) and [Name] (“Participant”). Reference is made to the Company’s 1999 Stock Incentive Plan, as amended (the “Plan”). Pursuant to the Plan, the Company grants a Non-Qualified Stock Option or an Incentive Stock Option (either, a “Stock Option” herein) to purchase shares of the Common Stock, $.01 par value per share, of the Company (“Common Stock”) as set forth below. A summary is set forth in the attached Exhibit “A” which is incorporated by this reference.
The parties agree to the following terms and conditions:
1.
Definitions. Unless otherwise defined in this Agreement, terms used in this Agreement will have the meanings as set forth in the Plan. For purposes hereof, the terms “Cause” and “Change in Control” shall have the meanings ascribed to such terms under the Company’s 2005 Equity Compensation Plan.

2.
Grant of Stock Option. The Company grants to Participant a Stock Option of the type set forth in Exhibit “A” to purchase all or part of [Number] shares of Common Stock at the price of $  per share subject to the terms and conditions of the Plan. The number of shares subject to such Stock Option and the price per share are subject to adjustment in certain events as provided in the Plan.

3.	Term of Stock Option.
A.
Unless otherwise terminated pursuant to this Agreement or the Plan, each Non-Qualified Stock Option will expire as provided in Paragraph 6 hereof. However, expiration will not occur later than ten years from the date of grant.

B.	Each Incentive Stock Option will expire as provided in Paragraph 6 hereof, but not later than ten years from the date of grant, or five years in the case of a Ten Percent Stockholder.
4.
Vesting of Stock Option. The Stock Option may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Stock Option pursuant to the vesting schedule set forth in Exhibit “A”, subject to Paragraphs 7 and 12 hereof. The minimum number of shares of Common Stock for which this Stock Option may be exercisable at any one time is one hundred (100), unless the number of shares exercisable thereunder is less than one hundred (100). The Stock Option may only be exercised by the Participant (or by his or her guardian or legal representative), except as provided in Subparagraph 6.A. hereof in the case of the Participant’s death.

5.
Manner of Exercise. This Stock Option may be exercised in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit “B” attached to this Agreement stating the number of shares with respect to which the Stock Option is being exercised. The Company will have no obligation upon exercise of any Stock Option, until payment has been received by the Company for all sums due with respect to such exercise, including the Participant’s federal, state and local income and employment taxes. Shares of Common Stock purchased upon the exercise of this Stock Option must be paid for in full (i) in cash or cash equivalent, (ii) with the approval of the Plan Administrator, in shares of Common Stock which have been held by the Participant for a period of at least six (6) calendar months preceding the date of surrender and which have a Fair Market Value equal to the aggregate Exercise Price thereof and the tax withholding amounts due in respect thereof, (iii) solely to the extent permitted by applicable law, if the Common Stock is traded on the New York Stock Exchange, any other national securities exchange, the Nasdaq Stock Market or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the Exercise Price, or (iv) in a combination of the foregoing methods.

6.	Termination.
A.
Upon the Participant’s termination of service all then vested Stock Options shall remain exercisable as follows, but in no event later than ten years after the grant date: (i) three years in the event of the Participant’s Retirement; (ii) one year in the event of a Special Terminating Event of the Participant (in which case the Participant’s estate or legal representative may exercise such Option) or (iii) three months for any other termination of service (other than for Cause).

B.	Upon the Participant’s termination of service for Cause, all outstanding Stock Options (whether vested or unvested) shall immediately terminate upon such termination.
C.	Stock Options that are not vested as of the date of the Participant’s termination of service for any reason shall terminate and expire as of the date of such termination.
7.
Change in Control. This Stock Option shall be subject to the provisions of the Plan and, to the extent then unvested, shall become fully vested and immediately exercisable upon a termination of the Participant’s service by the Company without Cause during the 24-month period following a Change in Control, and shall remain exercisable following such termination for the period specified under Subparagraph 6.A.

8.
Assignment or Transfer. This Stock Option is not: (i) assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise; (ii) subject to execution, attachment or any legal or quasi-legal process similar to execution or attachment; or (iii) transferable other than by (x) will or by the laws of descent and distribution, or (y) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

9.
No Rights as Stockholder. The Participant, and any beneficiary or other person claiming under or through him or her, will not have any right, title or interest in or to any shares of Common Stock allocated or reserved for the Plan or subject to this Stock Option except as to such shares of Common Stock, if any, as have been previously sold, issued or transferred to him or her.

10.
Modification and Termination. The rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Participant acknowledges receipt of a copy of the Plan by signing and returning a copy of this Agreement to the Company. Except as otherwise provided in the Plan, no amendment or discontinuance of the Plan will adversely affect this Stock Option, except with the consent of the Participant. No modification of this Agreement may be made other than in a writing signed by the Company and the Participant.

11.
Investment Representation. An investment representation is required in the event Company does not have in effect, at the time this Stock Option is exercised, a prospectus and a registration statement relating to the shares issuable upon exercise of this Stock Option pursuant to the requirements of the Securities Act of 1933, as amended, and the securities laws of the Participant’s state of residence. In such event, Participant hereby represents and agrees that Participant will acquire the shares upon exercise of this Stock Option for investment and not with a view to sale or resale and will comply with all applicable laws with regard to resale, including, but not limited to, Rule 144 promulgated by the United States Securities and Exchange Commission. If the Participant is a California resident, Participant also agrees to comply with the requirements of the California Corporate Securities Law of 1968.

12.
Six (6) Month Holding Period. A Participant is prohibited from selling or otherwise disposing of shares of Common Stock received upon the exercise of this Stock Option within six (6) months from the date the Stock Option is granted.

13.
No Obligation to Continued Service. This Agreement is not an agreement of employment or for other services. This Agreement does not guarantee that the Company will employ or retain the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s service relationship or compensation at any time.

14.
Provisions of Plan Control. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Plan Administrator and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

WESTWOOD ONE, INC.		PARTICIPANT

By:		By:

	(Signature)		(Signature)

Name:		Name:

	(Type or Print)		(Type or Print)

Title:		Date:	[Date]

Date:	[Date]
THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE OR SHE HAS RECEIVED A COPY OF THE PLAN.

By:

[Name]

Date:

EXHIBIT “A”

1.	Participant:	[Name]

2.	No. of shares of Common Stock subject to the Stock Option Granted:	[Number]

3:	Exercise Price:	$

4.	Type of Option Granted (Incentive/Non-Qualified):	Non-Qualified

5.	Date of Grant:	[Date]

6.	Vesting Schedule:	Except as provided in Paragraph 7 of the Agreement, this Stock Option shall vest in three equal annual installments on each of [insert vesting date], subject to the Participant’s continued service with the Company on each applicable vesting date.

7.	Expiration Date:	10 years after the grant date, subject to earlier termination as provided in the Agreement.

EXHIBIT “B”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Option)
TO: Westwood One, Inc. (“Westwood” or “Company”)
The undersigned, the holder of a Stock Option to purchase                      shares of the Company’s Common Stock pursuant to the enclosed Stock Option Agreement dated [Date], hereby irrevocably elects to exercise the purchase rights represented by the Stock Option and to purchase thereunder                      shares of Common Stock and herewith encloses a certified or cashier’s check in the amount of $                     and/or                      shares of the Company’s Common Stock in full payment of the exercise price and all federal and state income taxes required to be paid in connection with the purchase of such shares.

Dated:

By:

(Signature must conform in all respects to name of holder as specified on the face of the Option).

Name:

(Print or Type)

(Address)

(Social Security Number)